Exhibit 99.1

Investor Contact Teri Miller Spherion Corporation 954 308-8216

Media Contact Denese Van Dyne Spherion Corporation 800 422-3819

Spherion® Realigns U.S. Staffing Business

FORT LAUDERDALE, Fla. — May 19, 2003 — Spherion Corporation (NYSE: SFN) made key strategic appointments in its senior management ranks today as part of the Company’s realignment of its U.S. staffing business. The new structure, announced by Spherion Chief Executive Officer Cinda A. Hallman, will allow the Company to increase flexibility and productivity in its staffing business by focusing on its two primary customer segments, local markets and national accounts. Effective immediately, Hallman has appointed Jan Wahby to lead the Company’s national accounts sales and Lesa Francis to lead local market sales as well as services delivery for both national accounts and local markets.

Each of these executives has 20 years’ experience in the staffing industry. Francis joined Spherion in 1991 and was most recently senior vice president for the Company’s Southern staffing operation. Wahby has been with Spherion since 1994 and has held executive and operational positions in the Company’s U.S. and European operations. Both will report directly to Hallman.

“This realignment is the next step of our plan to position Spherion for sustainable growth,” Hallman commented. “We’ve made clear decisions about the management team, organizational structure and operational processes to support our strategic goals. Spherion is known for creating quantifiable value for clients and we will retain our focus on delivering measurable results. We have created a structure to effectively and efficiently serve a broad market spectrum to drive profitable and sustainable growth for Spherion. We are demonstrating our commitment to returning the Spherion staffing business to a growth track.”

The U.S. staffing business is the largest source of revenue for Spherion, serving clients throughout the country and across diverse industries. The company’s local markets include branch operations throughout the U.S. National accounts comprise the Company’s largest client relationships and span multiple service lines and geographic regions across the country. The Spherion U.S. staffing business is part of the Company’s recruitment segment.

“Lesa and Jan are two highly qualified executives with the management savvy and industry experience critical to Spherion’s success. Each has a proven track record and both will provide the leadership required at this crucial time of our development,” Hallman concluded.

As part of the realignment, Gary Peck, president of the U.S. Staffing Group, will be leaving the Company effective June 1, 2003.

Spherion Corporation provides recruitment, technology and outsourcing services. Founded in 1946, with operations in North America, Europe and Asia/Pacific, Spherion helps companies efficiently plan, acquire and optimize talent to improve their bottom line. Visit the Company’s Web site at www.spherion.com.

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This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — a significant economic downturn could result in our clients using fewer flexible employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Changing market conditions — our business is dependent upon the availability of qualified personnel; Corporate strategy — we may not achieve the intended effect of our Business Transformation Strategy; Technology demand – lack of client investments in new technology may result in reduced demand for our Technology services; Technology Investments – our investment in technology initiatives may not yield their intended results; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Credit Rating – further reduction in the Company’s credit rating may affect our ability to borrow and increase future borrowing costs; Litigation - we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment–related claims and costs; Other - government regulation may increase our costs; business risks associated with international operations could make those operations more costly; failure or inability to complete our outsourcing projects could result in damage to our reputation and give rise to legal claims; managing or integrating any future acquisitions may strain our resources, and certain contracts contain termination provisions and pricing risks. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

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